OFFICE LEASE AGREEMENT

Between

RVOF MARKET CENTER LLC,

as Landlord,

and

MASSROOTS, INC

as Tenant

TABLE OF CONTENTS

1. FUNDAMENTAL LEASE PROVISIONS. 1

2. GRANT OF LEASE. 4

3. IMPROVEMENTS. 5

4. RENT. 6

5. USE AND OCCUPANCY. 11

6. SERVICES AND UTILITIES. 13

7. REPAIRS. 15

8. ALTERATIONS. 16

9. LIENS. 17

10. INSURANCE. 17

11. DAMAGE OR DESTRUCTION. 18

12. WAIVERS AND INDEMNITIES. 19

13. CONDEMNATION. 19

14. ASSIGNMENT AND SUBLETTING. 20

15. SECURITY INTEREST. 22

16. EXPIRATION OF TERM; HOLDING OVER. 22

17. ESTOPPEL CERTIFICATES. 22

18. TRANSFERS OF LANDLORD’S INTEREST. 22

19. RULES AND REGULATIONS. 23

20. INSOLVENCY. 23

21. DEFAULT AND REMEDIES. 24

22. SECURITY DEPOSIT. 26

23. BROKERS. 26

24. LIMITATIONS ON LANDLORD’S LIABILITY. 27

25. NOTICES. 27

26. COMMUNICATION AND COMPUTER LINES. 27

27. MISCELLANEOUS. 28

28. RIGHT OF FIRST OFFER 30

EXHIBITS

Exhibit A-1 – The Premises

Exhibit A-2 – The Land

Exhibit B-1 – Landlord Improvements

Exhibit C – Form of Estoppel Certificate

Exhibit D – Occupancy Estoppel Certificate

Exhibit E – Rules and Regulations

OFFICE LEASE AGREEMENT

This Office Lease Agreement (“Lease”) between RVOF MARKET CENTER LLC, a Delaware limited liability company (“Landlord”), and MASSROOTS, INC., a Delaware corporation (“Tenant”).

1.	FUNDAMENTAL LEASE PROVISIONS.
1.1	Basic Lease Term/Definitions. In this Lease, the following terms have the meanings set forth below:
(a)	“Lease Date”: _____________ ___, 2015.
(b)	“Term”: approximately thirty-seven (37) months, beginning on the “Commencement Date” (as defined below) and ending on the date (the “Expiration Date”) which is (i) the last day of the thirty-seventh (37th) full month after the Commencement Date, if the Commencement Date is the first day of a calendar month, or (ii) the last day of the calendar month which is the thirty-seventh (37th) full calendar month after the Commencement Date, if the Commencement Date is any day other than the first day of a calendar month.
(c)	“Premises”: those premises known as Suite 201 and located on the second (2nd) floor of the Building, and as depicted on the attached Exhibit A-1, and containing 3,552 square feet of Rentable Area.
(d)	“Rentable Area”: the rentable area, measured in square feet, of any described space within the Building as determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996. The Rentable Area of the Building is 118,505 square feet. The Rentable Area of the Premises is 3,552 rentable square feet. The Rentable Area of the Building (including the Premises) are set forth in the Occupancy Estoppel Certificate the form of which is attached hereto as Exhibit D.
(e)	“Building”: the multi-story office and retail building known as “Market Center” located at 1320-1380 17th Street and 1624-1660 Market Street, Denver, CO 80202, and in which the Premises will be located. The Rentable Area of the Building is 118,505 square feet. The real property on which the Building is located is herein referred to as the “Land” and described on Exhibit A-2.
(f)	“Use”: general office use and for no other purpose. Tenant acknowledges, agrees, represents and warrants that: (i) there will be no marijuana or other drug use in the Premises or in or around the Building; (ii) there will be no visible reference to marijuana or cannabis or any other synonym for marijuana on the Premises’ office doors, windows or hallway walls, nor any reference to marijuana or cannabis or any other synonym for marijuanavisible from the Common Areas or exterior of the Building; and (iii) Tenant’s employees and visitors shall not make any public reference to, wear any marijuana or cannabis or any other synonym for marijuana branded or themed apparel, or take any actions relating to marijuana that is discernible to other tenants or Building management.
(g)	“Commencement Date”: the later of (i) April 1, 2015, and (ii) the Delivery Date. “Delivery Date” shall mean the date on which Landlord delivers possession of the Premises to Tenant with Landlord Improvements (as defined in Section 3.1) Substantially Completed (as defined in Section 3.3). Landlord’s estimates that the Delivery Date will be on April 1, 2015 (the “Estimated Commencement Date”). Notwithstanding the foregoing, in the event that the Delivery Date is delayed due to a delay caused in whole or in part by a “Tenant Delay” (as hereinafter defined), then the Delivery Date shall be deemed to occur on the date it otherwise would have occurred but for such Tenant Delay (but in no event sooner than the Estimated Commencement Date). Following the determination of the Commencement Date, Landlord and Tenant shall execute the Occupancy Estoppel Certificate in a form similar to that of Exhibit D, attached hereto, confirming the Commencement Date.
(h)	“Base Rent”:
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Lease Period	Total Annual Base Rent	Total Monthly Base Rent	Annual Base Rent Payable Per Square Foot of Rentable Area*
Month 1	$0.00	$0.00	$0.00
Months 2 through 13	$99,456.00	$8,288.00	$28.00
Months 14 through 25	$103,008.00	$8,584.00	$29.00
Months 26 through 37	$106,560.00	$8,880.00	$30.00

*This is a “full service lease” with a base year and Tenant is responsible for paying Additional Expenses over the Base Year (as such terms are defined below) and additional Rent due under the Lease, in addition to Base Rent. The above calculations are based upon a Rentable Area of the Premises of 3,552 square feet.

(i)	“Building Share”: that percentage obtained from time to time by dividing the Rentable Area of the Premises by the total Rentable Area of the Building. The Rentable Area of the Building will be subject to adjustment based on the actual measurements and calculations made by Landlord’s architect from time to time (as determined by Landlord) pursuant to standards set forth in Section 1.1(d). As of the Lease Date, the Building Share is estimated to be 3.00% [calculated at 3,552 / 118,505 x 100 = 3.00%].
(j)	“Base Year” means the calendar year ending December 31, 2015.
(k)	“Security Deposit” means $33,152.00.
(l)	"Landlord's Notice Address" means:
RVOF Market Center LLC
1640 Market Street
Denver, Colorado 80202
Attention: Charles J. Perry

With copies to

Jonathan Rose Companies
33 Katonah Avenue
Katonah, New York 10536
Attention: Jonathan F.P. Rose

Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
950 17th Street, Suite 1600
Denver, Colorado 80202
Attention: Michael Westover, Esq.

(m)	"Landlord's Rent Address" means:
RVOF Market Center LLC
c/o First Bank, PO Box 151673
Lakewood, CO 80215

(n)	"Tenant's Notice Address" means:
MassRoots, Inc.

(o)	"Tenant's Invoice Address" means:
MassRoots, Inc.

(p)	“Brokers”: mean, mean, collectively, Darrin A. Revious, Todd Silverman, Ana Sandomire and Cole Petrie of NAI Shames Makovsky, exclusively representing Landlord, and David Morrison of Colliers International, exclusively representing Tenant.
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1.2	Exhibits. The Exhibits listed below and any riders are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits will control. The Exhibits to this Lease are:

Exhibit A-1 – The Premises

Exhibit A-2 – The Land

Exhibit B-1 – Landlord Improvements

Exhibit C – Form of Estoppel Certificate

Exhibit D – Occupancy Estoppel Certificate

Exhibit E – Rules and Regulations

2.	GRANT OF LEASE.
2.1	Demise. Subject to the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises. Tenant shall further have the non-exclusive right, in common with the other tenants and occupants of the Building, to use the Common Areas of the Building. As used herein, “Common Areas” shall mean (i) the interior portions of the Building providing common access and amenities to the Premises and other tenants of the Building, and (ii) other similar public areas and access ways of the Building to the extent designated as “Common Areas” by Landlord.
2.2	Quiet Enjoyment. Tenant, upon paying Rent, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Term without hindrance by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.
2.3	Delay in Possession. Landlord currently anticipates that the Commencement Date hereunder will occur on or about the Estimated Commencement Date. If the Commencement Date has not occurred by the Estimated Commencement Date because of the holding over or retention of possession of any tenant or occupant, or if any repairs, improvements or decoration of the Premises are not completed, or for any other reason, Landlord shall not be subject to any liability to Tenant. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until the Commencement Date, and no such failure to deliver possession shall in any other respect affect the validity of this Lease.
2.4	Record Matters. Tenant acknowledges and agrees that the Premises and the Common Areas and Tenant’s use and occupancy of the Premises and the Common Areas are subject to the terms, conditions and provisions of all covenants conditions, restrictions and easements of record regarding the Land. Tenant shall comply with any restrictions regarding the use of the Building, provided that such restrictions do not conflict with or otherwise reduce Tenant’s rights under this Lease.
3.	IMPROVEMENTS.
3.1	Landlord Improvements. Landlord shall use commercially reasonable efforts to complete the improvements in a timely manner. Landlord shall cause to be constructed, in a good and workmanlike manner and in conformity with all applicable laws, certain improvements to the Premises described on Exhibit B-1, attached hereto (“Landlord Improvements”). Landlord Improvements shall be performed at Landlord’s sole cost and expense. All work performed by Landlord pursuant to this Section 3 which is not specifically included in the Landlord Improvements shall be considered tenant improvements, the costs of which shall be borne solely by Tenant.
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3.2	Delay in Possession. Landlord currently anticipates that the Commencement Date hereunder will occur on or about the Estimated Commencement Date. If the Commencement Date has not occurred by the Estimated Commencement Date because any repairs, improvements or decoration of the Premises are not completed, or for any other reason, Landlord shall not be subject to any liability to Tenant. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until the Commencement Date, and no such failure to deliver possession shall in any other respect affect the validity of this Lease.
3.3	Completion of Landlord Improvements. The Landlord Improvements shall be deemed to be “Substantially Completed” when the following have occurred:
(a)	The work shown on Exhibit B-1 has been completed except for:
(i)	Any improvements or work to be performed by Tenant; and
(ii)	Minor or insubstantial details of construction, mechanical adjustments, or finishing touches, which items shall not adversely affect Tenant's conduct of its ordinary business activities in the Premises; and
(iii)	Items not then completed because of (each, a “Tenant Delay”):
(1)	failure or delay by Tenant to submit Tenant’s plans to Landlord, or the failure or delay by Tenant to obtain Landlord’s approval of Tenant’s plans or to otherwise promptly make changes in Tenant's plans reasonably required by Landlord in connection with the approval thereof, as may be applicable; or
(2)	changes in Tenant's plans requested by Tenant and agreed to by Landlord; or
(3)	delays, not caused by Landlord, in furnishing special items which are not readily available ("Long Lead Items") or procuring specialized labor required for installation of Long Lead Items, provided that Tenant shall be notified of Landlord's good faith estimate of the anticipated delay promptly after discovery thereof by Landlord, and shall be given an opportunity to specify alternative materials or requirements which are readily available; or
(4)	the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors.
(b)	If required under the applicable code or ordinance of the municipality in which the Building is located, the municipality has approved the work completed as part of the Landlord Improvements, or would have approved the same but for delays caused by Tenant pursuant to the above.
3.4	General. No approval by Landlord or Landlord’s architect or engineer of any drawings, plans or specifications which are prepared in connection with construction of improvements in the Premises will constitute a representation of warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such drawings, plans or specifications. Failure by Tenant to pay any amounts due under this Section 3 will have the same effect as failure to pay Rent under the Lease, and such failure or Tenant’s failure to perform any of its other obligations under this Section 3 will, after any applicable notice and expiration of any applicable cure period set forth in this Lease, constitute a Default (as hereinafter defined), entitling Landlord to all of its remedies under the Lease as well as all remedies otherwise available to Landlord.
4.	RENT.
4.1	Base Rent. During the Term, Tenant shall pay to Landlord the Base Rent in the amount set forth in the Fundamental Lease Provisions without the necessity of Landlord issuing an invoice. The Base Rent shall be payable in equal monthly installments in advance on the first day of each calendar month, commencing on the first day of the second (2nd) calendar month of the Term (the “Rent Commencement Date”). If the Term begins on a day other than the first day of a month, Rent from such day until the first day of the following month shall be prorated on a per diem basis for each day of such partial month, and the installment of Rent paid at execution hereof shall be applied to the Rent due for the first full calendar month of the term hereof. As used in this Lease, “Rent” means the Base Rent, Additional Expenses, and all other amounts required to be paid by Tenant under this Lease.
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4.2	Additional Expenses. For each calendar year of the Term subsequent to the Base Year, Tenant shall pay to Landlord, as additional Rent, the amount by which Operating Expenses (as hereinafter defined) for such calendar year exceed Operating Expenses for the Base Year (“Additional Expenses”) Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances as to the amount of Additional Expenses payable for any calendar year during the Term. Similarly, for each calendar year of the Term subsequent to the Base Year, Landlord shall pay to Tenant, by way of reimbursement, the amount, if any, by which Operating Expenses for such calendar year are lower than the Operating Expenses for the Base Year.
(a)	For purposes of this Section 4.2, the following terms shall have the following meanings:
(i)	“Costs” shall mean the expenses incurred by or on behalf of Landlord in respect to the operation, maintenance and management of the Building (including, without limitation, the Premises, the Building and the Common Areas) and shall include, without limitation: (1) wages, salaries and benefits (and taxes imposed upon employers) with respect to those employed by Landlord for rendering service in the normal operation, cleaning, maintenance, repair and replacement of the Building; (2) costs for the operation, maintenance, repair, redecorating, repainting, and replacement of the Building (including without limitation, seasonal decorations, contacts for the maintenance of the heating, ventilating and cooling systems (“HVAC”) for the Building), including payments to contractors; (3) the cost of steam, electricity, gas, water and sewer and other utilities chargeable to the operation and maintenance of the Building to the extent such utilities are not ordinarily separately and directly chargeable to an occupant of the Building; (4) snow and ice removal and trash disposal (including recycling programs and maintenance); (5) cost of insurance for the Building including fire and extended coverage or “all-risk” coverage, if available, and coverage for, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, environmental liability, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or because of extra risk which are reimbursed to Landlord by such other occupants; (6) supplies; (7) Building-related legal and accounting expenses; (8) licenses and permit fees and any costs to support achieving energy and carbon reduction credits; (9) depreciation on personal property and equipment used in the operation and maintenance of the Building or any portion thereof and rent paid for leasing such equipment; (10) costs of alterations and improvements to the Building made pursuant to any Laws which are not the obligation of Tenant or any occupant of the Building; (11) management expenses, including the cost of telephone service, postage, office space, office supplies, maintenance and repair of office equipment and similar expenses related to operation of the management and Building engineer’s office; (12) reserves for repairs and replacements or other deferred payments expenses or regarded as deferred expenses underg enerally applied real estate practice; (13) janitorial services and supplies to office spaces in the Building; and (14) all other costs and expenses incurred by or on behalf of Landlord in connection with maintaining the Building, including the repair, replacement, operation, maintenance, securing, insuring and policing the Building. The term “Costs” shall not include: (1) the cost of any repair or replacement item which, by standard accounting practice, should be capitalized, except that any capital expenses shall be amortized by Landlord over the useful life of such expense and only the annual amortized portion of such expense together with an interest factor equal to the Prime Rate of interest as published from time to time in The Wall Street Journal plus two percent (2%) shall be included in annual Operating Expenses; (2) any charge for interest on encumbrances or ground rents paid or incurred by Landlord; (3) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business; (4) commissions; (5) costs actually reimbursed by insurance proceeds; and (6) consumption costs of electricity, gas and any other utilities provided to tenant spaces (as opposed to Common Areas) in the Building to the extent separately charged by Landlord to tenants of the Building. Tenant acknowledges that Landlord’s goals for the Building include, without limitation, promotion of a comfortable, productive and healthy indoor environment, to reduce energy consumption and to promote alternate transportation options, and Landlord may, in furtherance of such include within “Costs” the reasonable costs and expenses associated with maintaining or obtaining LEED certification and otherwise to maintain and operate an energy efficient and environmentally sound Building and Land. Each element of Costs shall only be counted once in any calendar year (i.e., no double-dipping).
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(ii)	“Taxes” means the amount incurred or accrued during each calendar year according to generally accepted accounting principles for: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Building, the Premises and the Common Areas, the personal property used in operating the Building, the Premises and the Common Areas, and the rents and additional charges payable by tenants of the Building, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Building, the Premises and the Common Areas, the leasehold estate of Landlord or the tenants of the Building, or the rents and other charges payable by such tenants; capital and place-of-business taxes, ando ther similar taxes assessed relating to the Common Areas; and any reasonable expenses incurred by Landlord in any tax protest or appeal proceedings regardless of the success of those proceedings, including, without limitation, reasonable legal fees and costs. Taxes will not include any net income taxes of Landlord. Taxes include 100% of any rental, sales or other tax attributable to the Lease for the Premises.
(iii)	“Operating Expenses” means the sum of (i) 100% of all Costs incurred by Landlord in such calendar year in connection with the Premises; plus (ii) the Building Share multiplied by all Costs and Taxes incurred by Landlord in such calendar year in connection with the Building.
(b)	Estimated Payments. Prior to or as soon as practicable after the beginning of each calendar year subsequent to the Base Year, Landlord will notify Tenant of Landlord’s estimate of Additional Expenses for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord, in advance, 1/12th of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant will continue to pay on the basis of the prior calendar year’s estimate until the month after the month in which such notice is given. In the month after Tenant’s receipt of notice of Landlord’s new estimate, Tenant will pay to Landlord 1/12th of the difference between the new estimate and the prior year’s estimate for each month which has elapsed since the beginning of the current calendar year, in addition to the amounts otherwise due pursuant to this Section 4.2. If at any time or times it appears to Landlord that Additional Expenses for the then-current calendar year will vary from Landlord’s estimate, Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year will be based upon the revised estimate.
(c)	Annual Settlement. As soon as practicable after the close of each calendar year subsequent to the Base Year, Landlord will deliver to Tenant its statement of Additional Expenses for such calendar year, together with an itemized comparative statement which shall show a comparison of the actual Additional Expenses for the preceding year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments previously made by Tenant for such calendar year or is entitled to a refund from Landlord because Operating Expenses for such calendar year are lower than the Operating Expenses for the Base Year, Landlord will either refund such excess amount to Tenant or credit such excess amount against the next payment(s), if any, due from Tenant to Landlord. If on the basis of such statement Tenant owes an amount that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, Additional Expenses applicable to the calendar year in which such commencement or termination occurs will be prorated on the basis of the number of days within such calendar year that are within the Term.
(d)	Final Payment. Tenant’s obligation to pay the Additional Expenses provided for in this Section 4.2 which is accrued but not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord’s estimate of the amount by which Additional Expenses through the date of such expiration or early termination will exceed Tenant’s estimated payments of Additional Expenses for the calendar year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess to Landlord within 30 days after the date of Landlord’s invoice. In the event that Tenant is entitled to a refund pursuant to this Section 4.2, Landlord’s obligation to refund any such amounts will survive termination or expiration of the Term.
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4.3	Rent, Use and Occupancy Taxes. If, during the Term, including any renewal or extension thereof (if applicable), any tax is imposed upon the privilege of renting or occupying the Premises, Tenant’s use of the Premises, or upon the amount of rentals collected therefor, Tenant will pay each month, as additional Rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.
4.4	Terms of Payment. All Base Rent, Additional Expenses and other Rent will be paid to Landlord in lawful money of the United States of America, at Landlord’s Rent Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or set-off.
4.5	Interest on Late Payments, Late Charge. All amounts payable under this Lease by Tenant to Landlord, if not paid within five (5) days of when due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 5% in excess of the then-current prime rate of interests (the “Prime Rate”) announced from time to time by the Wall Street Journal, or any successor to it, as the prime rate. If the Wall Street Journal or any successor to it ceases to announce a prime rate, Landlord will designate a reasonably comparable publication for purposes of determining the Prime Rate. Landlord, at Landlord’s option, in addition to past due interest, may charge Tenant a late charge for all payments more than five (5) days past due, equal to the lesser of 10% of the amount of said late payment or the maximum amount permitted by law.
4.6	Right to Accept Payments. If Landlord, at any time or times, shall accept said rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder.
5.	USE AND OCCUPANCY.
5.1	Use. Tenant agrees to use and occupy the Premises only for the Use described in the Fundamental Lease Provisions, or for such other purpose as Landlord expressly authorizes in writing. It is acknowledged by the Tenant that the Building is or may in the future be operated in accordance with the Leadership in Energy and Environmental Design (“LEED”) gold standard, and Tenant’s use of the Premises shall comply with such standards and otherwise utilize its best efforts to comply with the Building’s design goals.
5.2	Compliance.
(a)	Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply with all applicable “Laws” (meaning any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction) applicable to Tenant’s use, occupancy or alteration of the Premises or the condition of the Premises resulting from such use, occupancy or alteration, at Tenant’s sole cost and expense.
(b)	Tenant agrees that, during the Term, Tenant will comply with all Laws governing, and all lawful procedures established by Landlord for, the use, abatement, removal, storage, disposal or transport of any substances, chemicals, materials or medical and biochemical materials or wastes declared to be, or regulated as, hazardous or toxic under any applicable Laws (“Hazardous Substances and Biomedical Wastes”) and any required or permitted alteration, repair, maintenance, restoration, removal or other work in or about the Premises, Building, or Land that involves or affects any Hazardous Substances. Except as may be expressly permitted by Landlord in writing, Tenant will not store, use, release, produce, process or dispose in, on or about, or transport to or from, the Premises, Building, or Land any Hazardous Substances and/or Biomedical Wastes.
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(c)	In addition, Tenant shall (i) monitor the Premises for Mold Conditions which shall mean: the presence of mold or any conditions reasonably expected to give rise to mold as commonly classified by a certified environmental professional (“Mold Conditions”), and (ii) promptly notify Landlord in writing if Tenant suspects mold or Mold Conditions at the Premises. Landlord will hire, at its sole cost and expense in compliance with all applicable Laws, trained and experienced mold remediation contractors to prepare and implement a remediation plan in the event mold or Mold Conditions exist in the Premises, and such remediation plan shall be subject to the confidentiality provisions of this Lease hereof. However, if Mold Conditions in the Premises are primarily a result of Tenant’s acts or omissions, including Tenant’s failure to notify Landlord of such Mold Conditions as required in this Section 5.2(c), then Landlord may charge Tenant a reasonable contribution to Landlord’s costs of preparing and implementing the remediation plan.
(d)	Tenant will not cause, maintain or permit any nuisance in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat or noise. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage beyond that typically required for the Use. If by reason of Tenant’s failure to comply with the provisions of this Section 5.2 any insurance coverage is jeopardized or insurance premiums are increased, then Landlord may require Tenant to immediately pay the amount of the increased insurance premiums.
(e)	Tenant acknowledges that the “Green” standards for the Building (the “Green Standards”), whether through LEED or any other rating system are subject to future change, and thus the sustainability goals for the Building may change. As such, Tenant hereby agrees to use commercially reasonable efforts to comply with Landlord’s reasonable policies and measures relating to the sustainability of the Building. Upon the request of the Landlord, Tenant will provide any reasonable information relating to such standards, including, without limitation, Tenant’s utility usage.
(f)	Tenant will indemnify and hold Landlord and Landlord’s Affiliates harmless from and against any and all claims, costs and liabilities (including reasonable attorneys’ fees) arising out of or in connection with any breach by Tenant of its covenants under this Section 5.2. As used herein, “Affiliates” means a party’s parent, subsidiary and affiliated corporations and their respective partners, venturers, directors, officers, shareholders, agents, servants and employees. Tenant’s obligations under this Section 5.2 will survive the expiration or early termination of the Term.
5.3	Other Tenants. Tenant will not do or permit anything which obstructs or interferes with other tenants’ rights or with Landlord’s providing Building services, or which injures or annoys other tenants.
5.4	Right of Use of Common Areas. Landlord grants Tenant, its employees, invitees, customers, licensees and other visitors a nonexclusive license for the Term to use the Common Areas, subject to the terms and conditions of this Lease. Landlord may do any of the following, with prior notice to Tenant, provided however Landlord may do any of the following without the prior consent of Tenant:
(a)	Establish and enforce reasonable and non-discriminatory rules and regulations concerning the maintenance, management, use and operation of the Common Areas;
(b)	Temporarily close off any of the Common Areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas, provided such closure does not deprive Tenant of the benefit and enjoyment of the Premises;
(c)	Temporarily close any of the Common Areas for maintenance, alteration or improvement purposes, so long as it is done in a manner that minimizes interference with Tenant’s use and enjoyment of the Premises; and
(d)	Change the size, use, shape or nature of any such Common Areas, or change the arrangement and/or location of or regulate or eliminate the use of any concourse, or any elevators, stairs, toilets or other public conveniences in the Common Areas, provided such changes do not materially adversely affect Tenant’s beneficial use of the Premises.
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5.5	Certain Rights Reserved to Landlord. Landlord reserves the following rights:
(a)	To constantly have pass keys to the Premises, including, without limitation, a reasonable number of access keys for any security system that Tenant may install with respect to the Premises in order to provide Landlord and its property manager with access to the Premises consistent with the terms of this Lease;
(b)	To install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements within columns, above ceilings, below floors, in telephone closets and in such other locations that are not generally visible from the interior of the Premises and do not materially interfere with Tenant’s use of the Premises;
(c)	At any time in the event of an emergency, or otherwise at reasonable times subject to prior notice to Tenant, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or the Building, as may be reasonably necessary for the safety, protection or preservation of the Premises or the Building or any occupants thereof, or as may be reasonably necessary in the operation or improvement of the Building or in order to comply with all applicable Laws;
(d)	To show the Building and Premises to prospective purchasers, lenders or tenants; and
5.6	Signs. Landlord, at its sole cost and expenses, shall provide Tenant with initial electronic standard Building directory identification and update existing suite entry signage for the Premises. Tenant shall not place signs on the Premises except for (i) signs located entirely within the Premises, and (ii) signs on doors, at Tenant’s sole cost and expense, provided that the lettering, text and size are approved by Landlord. Sign size shall not exceed 2’ high by 6’ wide.
5.7	Any other signs shall be subject to the prior written approval of Landlord, which Landlord may grant, deny or condition in its sole and absolute discretion. Tenant will have no right to approve the design or location of any monument sign and/or Building directory.
6.	SERVICES AND UTILITIES.
6.1	Landlord’s Obligations. During the Term, Landlord will operate and maintain the Common Areas, or cause the Common Areas to be operated and maintained, in compliance with all applicable Laws. Landlord will provide the following services, the costs of which will be included in Costs to the extent provided in Section 4.2:
(a)	maintenance of the Common Areas, all structural elements of the Building and all general mechanical, plumbing and electrical systems installed in the Building, but excluding those portions of any mechanical, plumbing or electrical systems that exclusively serve or are located within the Premises;
(b)	maintenance of HVAC for the Premises and Common Areas during the hours from 7:00a.m. to 6:00p.m Monday through Friday (excluding legal holidays), at temperatures and in amounts as may be reasonably required for comfortable use and occupancy under normal business office operations and for ordinary office purposes, including general lighting and personal computers, provided, however, that Landlord shall have no obligation to supply in excess of eight (8) watts per rentable square foot of the Premises. Tenant is responsible to pay the cost of electricity and gas required to operate the HVAC units exclusively servicing the Premises (if any). Tenant shall directly reimburse Landlord for any supplemental services requested by Tenant and supplied by Landlord that are not customarily provided by Landlord to other tenants of the Building, said reimbursement to be paid within thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor. Notwithstanding the foregoing, Landlord shall have no obligation to provide any such supplemental services to Tenant. Landlord shall not be responsible for inconsistencies (e.g., excessive heating and/or cooling) in temperature with regard to heat and/or air conditioning to the extent such inconsistencies are caused by excessive heat-producing equipment or improvements made to the Premises by the Tenant which interferes with the venting or distribution of heat or air conditioning in the Premises.
(c)	electricity for lighting and operating Common Areas, and for the Premises, sufficient for general office purposes;
(d)	water, washrooms and drinking fountains; and
(e)	janitorial services for the Premises and Common Areas.
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6.2	Tenant Obligations. During the Term, Tenant will operate and maintain the Premises in compliance with all applicable Laws. Landlord shall have the right upon reasonable advance notice to Tenant to enter the Premises from time to time to inspect the services provided in this Section 6.
(a)	Tenant is required to operate the HVAC system in accordance with the HVAC service contract obtained by Landlord. Tenant will inform Landlord of any HVAC problems within 10 days of their occurrence and Landlord shall promptly arrange for the necessary repairs.
(b)	Tenant represents and warrants that it is, and will at all times during the Term, be licensed, certified or registered by the appropriate governmental agency to conduct its activities in the Premises. Tenant further represents and warrants that it shall maintain at all times, at its sole expense, all permits, licenses, certifications or registrations that are required in connection with Tenant’s activities in the Premises.
6.3	Failure to Maintain. If Tenant fails to maintain the Premises as required by this Section 6, Landlord may enter the Premises and perform such maintenance on behalf of Tenant. Landlord will not be liable to Tenant for any loss or damage incurred as a result of such entry. Tenant will pay as Rent, within 10 days after the date of Landlord’s invoice, all costs which may become payable by Tenant to Landlord under this Section 6.3, including an amount sufficient to reimburse Landlord for overhead and supervision. Tenant shall be solely responsible for disposal of all medical and hazardous waste, which shall be done in compliance with applicable Laws.
6.4	Interruption of Services. If any of the services that Landlord is obligated to provide pursuant to this Section 6 are interrupted or stopped, Landlord will use reasonable diligence to resume the service; provided, however, no irregularity or stoppage of any services described in this Section 6 will create any liability for Landlord (including, without limitation, any liability for damages to Tenant’s personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease.
7.	REPAIRS.
7.1	Landlord’s Obligations. Landlord shall keep the following in good order and repair to the extent reasonably necessary for Tenant’s use and enjoyment of the Premises: all Common Areas, structural elements of the Building and all general mechanical, plumbing and electrical systems installed in the Building, but excluding those portions of any mechanical, plumbing or electrical systems that exclusively serve or are located within the Premises.
7.2	Tenant’s Obligations. Tenant will, at Tenant’s own expense at all times during the Term, maintain the Premises in good order and repair, reasonable wear and tear excepted, and subject to Section 11 (Damage or Destruction) of the Lease.
7.3	Failure to Repair Premises. If Tenant fails to repair the Premises as required hereunder within applicable notice and cure periods, Landlord may enter the Premises and perform such repairs on behalf of Tenant. Landlord will not be liable to Tenant for any loss or damage incurred as a result of such entry. Tenant will pay as Rent, within 10 days after the date of Landlord’s invoice, all costs which may become payable by Tenant to Landlord under this Section 7, including an amount sufficient to reimburse Landlord for overhead and supervision.
7.4	Notice of Damage. Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts or appurtenances of the Building’s sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises.
8.	ALTERATIONS.
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8.1	Tenant may, from time to time, at its own expense make changes, additions and improvements to the Premises as required by applicable Laws (including, without limitation, the ADA) or to better adapt the same to its business. Any such change, addition or improvement made by Tenant pursuant to this Section 8.1 will (a) comply with all applicable Laws; (b) be made only with the prior written consent of Landlord, which consent will not be unreasonably delayed or withheld; (c) be made with materials of a quality equaling or exceeding the materials used for the Building; (d) be carried out only by persons selected by Tenant and approved in writing by Landlord, who will, if required by Landlord, deliver to Landlord performance and payment bonds before commencing work; (e) be completed at Tenant’s sole cost and expense, and (f) comply with Landlord’s reasonable environmental policies, standards and measures, and not do anything to jeopardize or otherwise affect Landlord’s Green Standards for the Building. Tenant will maintain, or will cause the persons performing any such work to maintain, worker’s compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. Tenant will promptly pay, when due, the cost of all such work and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall require that all contracts entered into by Tenant for any repairs or other improvements to the Premises contain a provision confirming that any and all such alterations, additions or improvements to be made by Tenant are solely for Tenant's immediate use and benefit and that the alterations, additions or improvements being undertaken are not for Landlord's immediate use and benefit. Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Building or any portion thereof attributable to such change, addition or improvement and the cost of any modifications to the Building outside the Premises that are required to be made in order to make the change, addition or improvement to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built plans of any such change, addition or improvement upon its completion. All changes, additions and improvements to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord’s property upon installation. If at the time Landlord consents to their installation, Landlord requests or approves the removal by Tenant of any such changes, additions or improvements upon termination of the Lease, Tenant will remove the same upon termination of the Lease. All other changes, additions and improvements will remain Landlord’s property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear excepted.
8.2	Alterations by Landlord. Landlord may from time to time make any necessary repairs, changes, additions and improvements to the Building, Common Areas and those Building systems, and for such purposes, Landlord may enter the Premises without liability to Tenant for any loss or damage incurred as a result of such entry. No permanent change, addition or improvement made by Landlord will materially impair access to or materially adversely impair Tenant’s use, occupancy or enjoyment of the Premises.
9.	LIENS.

 Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Land or Building. Tenant will keep title to the Land and Building free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys’ fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant’s sole expense).

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10.	INSURANCE.
10.1	Requirements. Tenant shall at all times during the Term, including any renewal or extension thereof (if applicable), at Tenant’s sole cost and expense, maintain in full force and effect with respect to the Premises and Tenant's use thereof from insurance companies reasonably acceptable to Landlord: (i) commercial general liability insurance, covering injury to person and property in amounts at least equal to Two Million Dollars ($2,000,000) per occurrence and annual aggregate limit for bodily injury and One Million Dollars ($1,000,000) per occurrence and annual aggregate limit for property damage, with increases in such limits as Landlord may from time to time reasonably request, (ii) all risk or fire and extended coverage insurance upon all furniture, trade fixtures, equipment and other personal property in, and all alterations and improvements performed by Tenant to, the Premises for the full replacement value of the same; and (iii) worker’s compensation and employer’s liability insurance. All liability insurance policies shall name Landlord, its affiliate and property manager, and at Landlord’s request any mortgagee of all or any portion of the Property as additional insureds. Tenant shall deliver to Landlord certificates of such insurance at or prior to the Commencement Date, together with evidence of paid up premiums, and shall deliver to Landlord renewals thereof at least thirty (30) days prior to expiration. Tenant shall advise Landlord if any such Tenant policies and certificates required pursuant to this Lease are to be, or in fact are, cancelled or materially amended.
10.2	Other Insurance Provisions. Landlord, its partners, managers, officers and directors, subsidiaries, affiliates, employees, agents and property manager will be named as additional insureds with respect to liability arising out of Tenant’s use, occupancy, or maintenance of the Premises or activities performed thereon, on all liability policies carried by Tenant. Tenant’s insurance will be primary insurance over any insurance carried by Landlord. Tenant’s Workers’ Compensation insurer will agree to waive all rights of subrogation against Landlord and its property manager, its partners, managers, officers and directors, employees, agents, subsidiaries and affiliates for losses arising from work or activities performed by Tenant.
10.3	Waiver of Subrogation. Landlord and Tenant agree that all insurance which may be carried by either of them will be endorsed with a clause providing that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage will not affect the validity of such policy or the right of the insured to recover under such policy, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party (and, when the “other party” is Landlord, such waiver will apply to Landlord’s property manager as well). Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured (or required by the terms of this Lease to be insured) under valid and collectible insurance policies to the extent of any recovery collectible (or would have been collectible if the insurance required under this Lease had been maintained) under such insurance policies; provided, however, that this waiver will not apply to the portion of any damage that is not reimbursable by the damaged party’s insurer because of the deductible portion of the damaged party’s insurance coverage.
10.4	Landlord’s Insurance. Landlord represents, warrants and covenants to Tenant that Landlord currently maintains all risk property insurance coverage for the full replacement cost of the Building and Common Areas reasonably necessary for the use of the Premises as contemplated by this Lease, and Landlord shall maintain throughout the Term general liability insurance coverage for the Building consistent with that being maintained from time to time by reasonably prudent owners of properties similar to the Building in the lower downtown Denver area. Tenant acknowledges that Landlord’s insurance may account for additional costs associated with restoring or replacing the Building in accordance with its then-current Green Standards.
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11.	DAMAGE OR DESTRUCTION. In the event that the whole or a substantial part of the Building or the Premises is damaged or destroyed by fire or other casualty, then, within forty-five (45) days after the date that Landlord receives notice of such fire or other casualty, Landlord shall provide written notice to Tenant as to whether Landlord intends to repair or rebuild and the estimated time period for the completion thereof. In the event that Landlord’s notice provides that the repairs to the Premises shall require more than one hundred eighty (180) days to complete, then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty days (30) after receipt of Landlord’s notice. In the event that Landlord elects to repair or rebuild (and Tenant does not have the right to, or has elected not to, terminate this Lease in accordance with the foregoing sentence), Landlord shall thereupon cause the damage (excepting, however, Tenant’s furniture, fixtures, equipment and other personal property in, and all alterations and improvements performed by Tenant to, the Premises, which shall be Tenant’s responsibility to restore) to be repaired with reasonable speed, subject to delays, which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, or if any mortgagee, having the right to do so, shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, at the option of Landlord, be terminated effective as of the date of casualty. To the extent and for the time that the Premises are rendered untenantable on account of fire or other casualty, the Base Rent and Additional Expenses shall proportionately abate.
12.	WAIVERS AND INDEMNITIES.
12.1	Waiver. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) subject to any waiver of subrogation requirements, injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building or caused by the public or by construction of any private or public work.
12.2	Indemnity.
(a)	Subject to any waiver of subrogation requirement, and except to the extent caused by the willful misconduct or gross negligence of Landlord, to the fullest extent permitted by applicable Laws, Tenant will indemnify, defend and hold harmless Landlord, its partners, managers, members, officers, directors, subsidiaries, affiliates, employees and agents and property manager and its employees and agents from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of any accident or occurrence on or about the Premises (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission of or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible. Tenant’s obligations under this Section 12 will survive the expiration or early termination of the Term.
(b)	Subject to any waiver of subrogation requirement, and except to the extent caused by the willful misconduct or gross negligence of Tenant, to the fullest extent permitted by applicable Laws, Landlord will indemnify, defend and hold harmless Tenant, its partners, managers, members, officers, directors, subsidiaries, affiliates, employees and agents from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of any willful or negligent act or omission of or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible. Landlord’s obligations under this Section 12 will survive the expiration or early termination of the Term.
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13.	CONDEMNATION. If the whole or a substantial part of the Building is taken or condemned for a public or quasi public use under any statute or by right of eminent domain by any competent authority or sold in lieu of such taking or condemnation, such that in the opinion of Landlord the Building is not economically operable as before without substantial alteration or reconstruction, this Lease shall automatically terminate on the date that the right to possession shall vest in the condemning authority (the “Taking Date”), with rent being adjusted to said Taking Date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Tenant shall have no claim against Landlord and no claim or right to any portion of any amount that may be awarded as damages or paid as a result of any taking, condemnation or purchase in lieu thereof; all rights of Tenant thereto are hereby assigned by Tenant to Landlord. If any part of the Premises is so taken or condemned and this Lease is not terminated in accordance with the foregoing provisions of this Section 13, this Lease shall automatically terminate as to the portion of the Premises so taken or condemned, as of the Taking Date, and this Lease shall continue in full force as to the remainder of the Premises, with rent abating only to the extent of the Premises so taken or condemned; provided, however, that if the remaining portion of the Premises is no longer suitable for the Use, then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty (30) days after the Taking Date.
14.	ASSIGNMENT AND SUBLETTING.
14.1	General Prohibition. Tenant shall not assign this Lease or sublet all or any portion of the Premises, whether voluntarily or by operation of law, without first obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent if, by way of example and not limitation, the reputation or financial responsibility of a proposed assignee or subtenant is unsatisfactory to Landlord, if such subtenant's or assignee's business is not consonant with that of the other tenants of the Building, if the proposed sublease or assignment is to a tenant of the Building, or if Tenant is in default in the payment or performance of any of its obligations hereunder. In addition, Tenant shall not mortgage, pledge or hypothecate this Lease. Any assignment, sublease, mortgage, pledge or hypothecation in violation of this Section 14 shall be void at the option of Landlord and shall constitute a default hereunder without the opportunity for notice or cure by Tenant.
14.2	Landlord Rights. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within 15 days after Tenant’s notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant’s notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:
(a)	Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld, delayed or conditioned;
(b)	The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;
(c)	No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;
(d)	No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and
(e)	Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any actual and reasonable real estate brokerage commissions or fees, legal fees, alterations expenses or other costs payable to parties not affiliated with Tenant in connection with such assignment or subletting (collectively, “Net Funds”), then such Net Funds shall be paid to Landlord as additional Rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.
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14.3	Permitted Assignments. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the Use of the Premises remains unchanged.
14.4	Tenant Still Liable. No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. In the event of default by an assignee or subtenant or Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or subletting or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.
14.5	Administrative Fee. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of no more than $500.00, plus any attorney’s fees reasonably incurred by Landlord in connection with such act or request.
15.	SECURITY INTEREST. Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant.,
16.	EXPIRATION OF TERM; HOLDING OVER. Upon or prior to the expiration or earlier termination of this Lease, Tenant shall remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as existed at the inception of the Term, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant. Should Tenant continue to occupy the Premises after the expiration of the Term, including any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord's rights or remedies therefor) be one at sufferance at a minimum monthly rental equal to one hundred fifty percent (150%) of the rent payable for the last month of the Term.
17.	ESTOPPEL CERTIFICATES. Promptly upon Landlord’s request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord the Occupancy Estoppel Certificate. In addition, Tenant agrees that at any time and from time to time (but on not less than 10 days’ prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Expenses and any other Rent payable have been paid; (d) that no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) that Tenant has no existing defenses or set-offs to enforcement of this Lease, except as specifically stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease except as specifically stated in such certificate; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building. Tenant, at Landlord’s request, shall execute an Estoppel Certificate in a form similar to that set forth on Exhibit C to the Lease.
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18.	TRANSFERS OF LANDLORD’S INTEREST.
18.1	Sale, Conveyance and Assignment. Subject only to Tenant’s rights under this Lease, nothing in this Lease will restrict Landlord’s right to sell, convey, assign or otherwise deal with the Land, Building, or Landlord’s interest under this Lease.
18.2	Effect of Sale, Conveyance or Assignment. A sale, conveyance or assignment of any portion of the Land containing the Building will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date, and Tenant will look solely to Landlord’s transferee for performance of Landlord’s obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord’s transferee.
18.3	Subordination and Nondisturbance. This Lease is and will be subject and subordinate in all respects to any ground lease, first mortgage or first deed of trust now or later encumbering any portion of the Land that includes the Building, and to all their renewals, modifications, supplements, consolidations and replacements (an “Encumbrance”). While such subordination will occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to promptly execute and deliver to Landlord or the holder of an Encumbrance such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease.
18.4	Attornment. If the interest of Landlord is transferred to any person (a “Transferee”) by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Transferee. Upon attornment, this Lease will continue in full force and effect as a direct lease between the Transferee and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease, except the Transferee will not be subject to any set-offs or claims which Tenant might have against any prior landlord and will not be liable for any act or omission of any prior landlord. Tenant agrees, upon request by and without cost to the Transferee, to promptly execute and deliver to the Transferee such instrument(s) as may be reasonably required to evidence such attornment.
19.	RULES AND REGULATIONS. Tenant agrees to observe and comply with the Rules and Regulations set forth on Exhibit E and with all reasonable modifications and additions to such Rules and Regulations from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord will not be responsible to Tenant for the failure of any person to comply with the Rules and Regulations.
20.	INSOLVENCY. (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within forty-five (45) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 21 herein
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21.	DEFAULT AND REMEDIES.
21.1	Default/Remedies. If (i) Tenant shall fail to pay Rent or any other sum payable to Landlord hereunder when due and such failure continues for more than five (5) days; or (ii) any of the events specified in this Section 21 occur; or (iii) [intentionally omitted]; or (iv) Tenant sublets the Premises or assigns this Lease in violation of the provisions of this Lease; or (v) Tenant fails to maintain the insurance required pursuant to this Lease; or (vi) Tenant fails to pay Landlord the Security Deposit within the time periods prescribed by this Lease; or (vii) Tenant fails to perform or observe any of the other covenants, terms or conditions contained in this Lease and such failure continues for more than fifteen (15) days after written notice thereof from Landlord (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure, but in any event within thirty (30) days after written notice thereof by Landlord or such additional time provided that Tenant is diligently and actively pursuing a cure and is not in any way jeopardizing Landlord’s mortgage or mortgages on the Building or Land or resulting in a fine or penalty); each of the foregoing being a “Default” of the Lease; then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:
(a)	terminate this Lease upon written notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Premises to Landlord in the condition elsewhere herein required, and Tenant shall remain liable to Landlord as hereinafter provided; and/or
(b)	enter upon and repossess the Premises, by force, summary proceedings, ejectment or otherwise, and dispossess Tenant and remove Tenant and all other persons and property from the Premises, without being liable to Tenant for prosecution or damages therefor, and Tenant shall remain liable to Landlord as hereinafter provided.
21.2	Accelerated Rent. Upon the occurrence of a Default, Tenant shall remain liable to Landlord for the following amounts:
(a)	all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of such termination or re-entry by Landlord;
(b)	the annual Base Rent reserved for the then entire unexpired balance of the Term (taken without regard to any early termination of the Term by virtue of any default or any early termination rights set forth herein), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall be capable of precise determination at the time of Landlord's election less the actual replacement rent Landlord obtains from a re-letting of the Premises (net of Landlord’s costs of re-letting, such costs including, but are not limited to, administrative costs, legal fees, commissions, refurbishing, rent concessions, tenant incentives, marketing and advertising); and
(c)	Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of the additional Rent to accrue pursuant to the provisions of Sections 7 and 8 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default).
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21.3	Reletting. In any case in which Landlord shall have entered upon and repossessed the Premises, Landlord may (but shall be under no obligation to attempt to) relet all or any portion of the Premises for and upon such terms as Landlord, in its sole discretion, shall determine. Landlord need not consider any proposed tenant offered by Tenant in connection with such reletting. For the purpose of such reletting, Landlord may decorate or make reasonable repairs, changes, alterations or additions to the Premises to the extent deemed desirable or convenient by Landlord. All costs of reletting, including, without limitation, the cost of such repairs, changes, alterations and additions, brokerage commissions and legal fees, shall be charged to and be payable by Tenant as additional Rent hereunder. Any sums collected by Landlord from any new tenant shall be credited against the balance of the annual Base Rent and additional Rent due hereunder as aforesaid. Landlord shall in no event be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting.
21.4	Landlord Costs. Tenant shall pay upon demand all of Landlord's costs, charges and expenses, including the fees and out of pocket expenses of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.
21.5	Tenant Waiver. Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit as may be specified by applicable law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.
21.6	Interest. If rent or any other sum due from Tenant to Landlord shall be overdue for more than five (5) days from the date when due and upon written notice from Landlord to Tenant, , Tenant shall pay a service and handling charge equal to 5% of the total payment then due for each thirty (30) day period and the payment shall compound every thirty (30) days (i.e. there shall be a 5% charge for the total unpaid balance due each thirty days). In addition thereto, any amounts so outstanding shall thereafter bear interest rate set forth in Section 4.5 for late payments until paid.
21.7	Remedies Cumulative. All remedies available to Landlord hereunder and at law and in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant, agreement or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of covenant, agreement or condition, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such election to terminate is given by Landlord to Tenant.
21.8	No Waiver. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment. The receipt by Landlord of a lesser amount than the annual Base Rent or any additional Rent due shall not be construed to be other than a payment on account of the annual Base Rent or additional Rent then due, and any statement on Tenant’s check or any letter accompanying Tenant’s check to the contrary shall not be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the annual Base Rent or additional Rent due or to pursue any other remedies provided in this Lease or otherwise.
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22.	SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited (or shall deposit simultaneously with the execution of this Lease) with the Landlord the Security Deposit, which shall not constitute Rent for any month (unless so applied by Landlord on account of Tenant's default). Upon a default by Tenant hereunder, Landlord shall have the right to apply so much of the Security Deposit as is necessary to cure such default or pay any expenses (including, without limitation, reasonable attorneys’ fees) incurred as a result of such default. Tenant shall, upon demand, restore any portion of said Security Deposit applied by Landlord to the cure of any default by Tenant hereunder. To the extent that Landlord has not applied said sum on account of a default, the Security Deposit shall be returned (without interest) to Tenant within sixty (60) days following the end of the Term.
23.	BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to Brokers pursuant to the executed commission agreements by and between Landlord and Brokers. Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party.
24.	LIMITATIONS ON LANDLORD’S LIABILITY. Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord’s interest in the Building and Land and no personal liability is assumed by, or will at any time be asserted against, Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. In no event will Landlord be liable to Tenant or any other person for consequential, special or punitive damages, including, without limitation, lost profits. Landlord’s review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant are solely for Landlord’s protection and, except as expressly provided, create no warranties or duties to Tenant or to third parties.
25.	NOTICES. All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person or electronically to a party who acknowledges receipt in writing, in person or electronically; (b) one business day after deposit with a private courier or overnight delivery service, if such courier or service confirms delivery; or (c) two business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord’s Notice Address, and in the case of notices to Tenant, the applicable Tenant’s Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 25.
26.	COMMUNICATION AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires, cables, and related devices (collectively, the “Lines”) at the Building in or serving the Premises, provided: (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, (ii) any such installation, maintenance, replacement, removal or use shall comply with all governmental requirements applicable thereto and good work practices including, but not limited to, the National Electrical Code and all requirements of the National Fire Protection Agency and Underwriters Laboratories and shall not interfere with the use of any then existing Lines at the Building, (iii) Tenant’s communications, including wireless phone and Internet service, shall not interfere with the communication devices or equipment of other tenants and users of the Building, and (iv) Tenant shall pay all costs in connection therewith, and Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any governmental requirements, represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), or cause interference to equipment used by another party, within three (3) days after written notice.
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27.	MISCELLANEOUS.
27.1	Binding Effect. Each of the provisions of this Lease will extend to, bind or inure to the benefit of, as the case may be, Landlord and Tenant and their respective heirs, successors and assigns, provided that this clause will not permit any transfer by Tenant contrary to the provisions of this Lease.
27.2	Complete Agreement; Modification. All of the representations and obligations of the parties are contained in this Lease, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless it is in writing signed by such party.
27.3	Delivery for Examination. Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.
27.4	No Air Rights. This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.
27.5	Enforcement Expenses. Each party agrees to pay, upon demand, all of the other party’s costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing this Lease. Costs, charges and expenses recoverable under this Section 27 will include, without limitation, those related to preparation, delivery and/or service of demand letters, notices of default, notices of termination, notices pursuant to applicable unlawful detainer or ejectment statutes and other similar correspondence and notices, even if litigation is not commenced or pursued to final judgment after such letters and/or notices are delivered and/or served.
27.6	Building Name. Tenant will not, without Landlord’s consent, use Landlord’s or the Building’s name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building’s name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building or a Building suite number.
27.7	No Waiver. No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.
27.8	Recording; Confidentiality. Tenant will not record this Lease, or a short form memorandum, without Landlord’s written consent and any such recording without Landlord’s written consent will be a Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord’s prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant’s accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant’s business purposes, without such prior consent, provided that, upon such disclosure, Tenant’s accountants, attorneys, managing employees and others in privity will be bound by the terms of this Section 27.8.
27.9	Captions. The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.
27.10	Invoices. All bills or invoices to be given by Landlord to Tenant will be sent to Tenant’s Invoice Address. If Tenant fails to give Landlord specific written notice of its objections within 60 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.
27.11	Severability. If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.
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27.12	Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other with respect to any matter arising out of or in connection with this Lease, Tenant’s use and occupancy of the Premises, or the relationship of Landlord and Tenant. However, such waiver of jury trial will not apply to any claims for personal injury.
27.13	Authority to Bind. The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.
27.14	Only Landlord/Tenant Relationship. Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.
27.15	Covenants Independent. The parties intend that this Lease be construed as if the covenants between Landlord and Tenant are independent and not dependent and that the Rent will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease.
27.16	Joint and Several Liability. If Tenant is more than one party, the obligations under this Lease of the parties making up Tenant will be joint and several.
27.17	Governing Law. This Lease will be governed by and construed according to the laws of the state of Colorado.
28.	RIGHT OF FIRST OFFER.
28.1	Provided the Lease is in full force and effect, and Tenant has not been in Default, then, subject to the provisions of this Section 28 Tenant shall have the one-time right during the first 180 days of the Lease Date to be offered by Landlord the opportunity to lease the “RFO Space” (as hereinafter defined) that is currently available for lease (the “RFO Term”). For purposes of this Section 28, the “RFO Space” shall mean the space in the Building known as Suite 203 containing a Rentable Area of approximately 1,486 square feet located adjacent to the Premises on the second (2nd) floor of the Building and depicted on Exhibit A-1 that is currently available for lease during the RFO Term. If at any time during the RFO Term, a potential tenant signs a letter of intent for the RFO Space, Landlord shall notify Tenant that such RFO Space is available for lease, and such notice shall set forth the terms upon which the Landlord is willing to lease such RFO Space to prospective tenants (the “RFO Offer Notice”). Tenant shall have five (5) business days after receipt of the RFO Offer Notice in which to deliver a written notice to Landlord exercising Tenant’s right to lease the RFO Space hereunder (the “RFO Acceptance Notice”). If Tenant delivers the RFO Acceptance Notice to Landlord within such five (5) business day period, Landlord shall, within five (5) days thereafter, deliver to Tenant an amendment to the Lease for such RFO Space, which amendment shall contain the terms set forth in the RFO Offer Notice, and Landlord and Tenant shall execute such amendment within five (5) days after Landlord’s receipt of the RFO Acceptance Notice. If Tenant has not executed such an amendment to the Lease within such five (5) day period, or if Tenant fails to deliver the RFO Acceptance Notice within such five (5) business day period, Tenant shall be deemed to have rejected the RFO Offer Notice. If Tenant rejects or is deemed to have rejected the RFO Offer Notice, Tenant’s right of first offer with respect to the RFO Space which is the subject of the RFO Offer Notice shall terminate and be of no further force or effect and Landlord shall be free to lease any or all of the RFO Space which is the subject of the RFO Offer Notice to any prospective tenant at any time thereafter. Any termination of the Lease terminates all rights under this Section 28. Any assignment or subletting by Tenant of the Lease or all or any portion of the Premises terminates Tenant’s rights under this Section 28, unless Landlord consents to the contrary in writing at the time of such assignment or subletting.

[Signatures appear on next page]

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Having read the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Lease Date.

LANDLORD:

RVOF MARKET CENTER LLC, a Delaware limited liability company
By:
Printed Name:
Title:
Dated:

TENANT:

MASSROOTS, INC., a Delaware corporation
By:
Printed Name:
Title:
Dated:

22

EXHIBIT A-1

THE PREMISES

[Attach sketch depicting the Premises and RFO Space]

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New Carpet
Existing Brick to Remain
Existing Brick to Remain
New Carpet
New Carpet
SUITE 203
WOMEN
MEN
DN
ELEV
SUITE 201
Clean Existing Brick (throughout open space)
Step Down
New Carpet
New Carpet
New Carpet
New Carpet
New Carpet
New Carpet
New Carpet
0'
4'
8'
16'
32'

MARKET CENTER - SUITE 201/203

RVOF MARKET CENTER, LLC, ROSE COMPANIES MGMT
1640 MARKET ST., DENVER CO 80202 V. 303.623.1940

PROJ. NO. 512113.01A
DATE: 08/07/14
ISSUED FOR:

OPT 1A - PARTIAL DEMO

SCALE: 1/8" = 1'-0"
DWG. NO. MKT 3

OZ ARCHITECTURE

24

EXHIBIT A-2

THE LAND

Legal Description of the Land:

Lots 1 through 10, inclusive, Block 47,
EAST DENVER,
City and County of Denver,
State of Colorado

25

EXHIBIT B-1

LANDLORD IMPROVEMENTS

Landlord shall provide the following Landlord Improvements to the Premises at Landlord’s cost and expense:

•New paint - Building standard paint, Tenant to select color(s).

•New flooring as indicated on the plan on the following plan page. The carpet will be Building standard carpet.
•Glue to be removed from existing brick floor in open area as shown on plan.

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27

EXHIBIT C

FORM OF ESTOPPEL CERTIFICATE

ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) is a party to a lease dated ________________ ___, 2015 between RVOF MARKET CENTER LLC, as landlord (“Landlord”), and MASSROOTS, INC., a Delaware corporation (“Tenant”), as tenant, for certain space (the “Premises”) within that certain building commonly known as “Market Center” located at 1320-1380 Seventeenth Street and 1624-1660 Market Street in Denver, Colorado (the “Lease”).

At the request of the Landlord and FirstBank, and for good and sufficient consideration, receipt of which is hereby acknowledged, Tenant certifies as follows:

1.	Attached hereto is a true, correct and complete copy of the Lease and all amendments thereto. The Lease is the sole agreement between Landlord and Tenant relating to Tenant’s occupancy of the Premises. The Lease is in full force and effect.
2.	Tenant is a tenant in possession of the Premises under the terms of the Lease and no existing use or occupancy by any other tenant violates the terms of the Lease. There are no subleases with respect to the Lease.
3.	The term of the Lease commenced on _____________, ____201__ and expires on ______________________.
4.	The Premises, known as Suite ______ in the Building, contain approximately ______________ square feet of Rentable Area.
5.	The fixed monthly rent presently payable under the Lease is $________. The fixed monthly rent payable under the terms of the Lease and amounts currently due for operating expenses and property taxes have been paid through ______________________. Tenant’s percentage share of operating expenses and property taxes is ________%. The monthly amount currently payable by Tenant under the Lease on account of operating expenses and taxes is $________.
6.	No rent has been paid more than one (1) month in advance. Except as otherwise required by the Lease, Tenant agrees not to pay rent more than one (1) month in advance.
7.	Tenant has no claims, counterclaims, defenses, credits, refunds due or set offs against Landlord arising from the Lease, including any adjustments of amounts payable for property taxes and operating expenses, nor is Tenant entitled to any concession, rebate, allowance or free rent for any period after this certification, except as follows: (if blank, then “none”).
8.	To Tenant’s knowledge, neither Landlord nor Tenant is in default under the terms of the Lease.
9.	Tenant has no option or right to renew the Term of the Lease.
10.	Tenant has no option or right to purchase the Property or any part thereof.
11.	All tenant improvement work required to be completed by Landlord (if any) has been completed by Landlord in accordance with the Lease and accepted by Tenant. Landlord has performed any and all Landlord improvements and/or refurbishments and paid in full any and all tenant improvements allowances and any other inducements and concessions payable to Tenant under the Lease, except:_____________ (if blank, then “none”).
12.	Tenant has no option, right of first refusal or right of first offer to lease additional space in the Building other than as set out in Section 28 of the Lease.
13.	Tenant has not assigned the Lease nor sublet any portion of the Premises.
14.	The initial security deposit held by Landlord under the Lease is $__________.
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15.	In the event Tenant ever claims a default by the Landlord under the Lease, Tenant agrees to give FirstBank prompt written notice thereof at FirstBank, Attn: Rick Bruno, 370 Seventeenth Street, Denver, CO 80202. At FirstBank's option, FirstBank, or its successors or assigns, shall have a reasonable time to cure any such default, which shall not be greater than thirty (30) days from the date FirstBank or its successor or assigns receives a copy of such notice of default from Tenant.
16.	Tenant is not insolvent and has not filed and is not the subject of any proceeding for bankruptcy, reorganization, receivership or similar proceedings.
17.	The person signing this certification on behalf of Tenant is a duly authorized signatory for Tenant.
18.	In the event Landlord assigns or transfers the Property, Tenant will recognize Landlord’s successors and assigns as the landlord under the Lease, and Tenant acknowledges that, as of the date of such acquisition, the Lease will become a direct obligation between Landlord’s successors and assigns and Tenant.

[Signature appears on next page]

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This Estoppel Certificate may be relied upon by Landlord and FirstBank and their respective successors and assigns.

Tenant:

MASSROOTS, INC., a Delaware corporation
By:
Printed Name:
Title:
Dated:

30

EXHIBIT D

OCCUPANCY ESTOPPEL CERTIFICATE

THIS OCCUPANCY ESTOPPEL CERTIFICATE (“Certificate”) is given by MASSROOTS, INC., a Delaware corporation (“Tenant”), with respect to that certain Office Lease Agreement dated ____________ ___, 2015 (“Lease”), under which Tenant has leased from RVOF MARKET CENTER LLC, a Delaware limited liability company (“Landlord”) certain premises known as Suite 201 (“Premises”), in a building known as Market Center located at 1320-1380 17th Street and 1624-1660 Market Street, Denver, CO 80202 (the “Building”).

In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building, Tenant certifies as follows:

1.	Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease.
2.	Landlord first delivered possession of the Premises to Tenant (either for occupancy by Tenant or for the commencement of construction by Tenant) on ____________ ___, 201__.
3.	Tenant moved into the Premises (or otherwise first occupied the Premises for Tenant’s business purposes) on ____________ ___, 201__.
4.	The Premises are known as Suite ______ and contain _______ square feet of Rentable Area.
5.	The Commencement Date occurred on ____________ ___, 201__, and the Expiration Date will occur on _____________ ___, 20___.
6.	Tenant’s obligation to make monthly payments of Base Rent under the Lease began (or will begin) on ____________ ___, 201__.
v	7. Tenant’s obligation to make monthly estimated payments of Additional Expenses under the Lease began (or will begin) on ____________ ___, 201__.

[Signature appears on next page]

31

Executed this _____ day of _____________, 201__.

TENANT:

MASSROOTS, INC., a Delaware corporation
By:
Printed Name:
Title:
Dated:

32

EXHIBIT E

RULES AND REGULATIONS

1.	Rights of Entry. Tenant will have the right to enter the Premises at any time. Landlord will have the right to enter the Premises after Business Hours to perform maintenance or repair and also at any time during the last twelve months of the Term, with reasonable prior notice to Tenant, to show the Premises to prospective tenants.
2.	Right of Exclusion. Landlord reserves the right to exclude or expel from the Building or Land any person who, in Landlord’s judgment, is intoxicated or under the influence of alcohol or drugs.
3.	Obstructions. Tenant will not obstruct or place anything in or on the sidewalks or driveways outside the buildings, or in the lobbies, corridors, stairwells or other Common Areas. Landlord may remove, at Tenant’s expense, any such obstruction or thing without notice or obligation to Tenant.
4.	Refuse. Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Building, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the Common Areas, lobbies, corridors, stairwells, ducts or shafts of the Building.
5.	Public Safety. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls.
6.	Cards; Key Codes. Landlord may from time to time change locks on entrances to the Building, Common Areas and the Premises, and will provide Tenant a reasonable number of cards to meet Tenant’s requirements. If Tenant desires additional cards they will be furnished by Landlord and Tenant will pay a reasonable charge for them. Tenant will not add or change existing locks on any door in or to the Premises without Landlord’s prior written consent. If with Landlord’s consent, Tenant installs lock(s) incompatible with the Building master locking system:
(a)	Landlord, without abatement of Rent, will be relieved of any obligation under the Lease to provide any service that requires access to the affected areas;
(b)	Tenant will indemnify Landlord against any expense as a result of forced entry to the affected areas which may be required in an emergency; and
(c)	Tenant will, at the end of the Term and at Landlord’s request, remove such lock(s), at Tenant’s expense, and replace with commercial-grade locks compatible with the Building master locking system.A t the end of the Term, Tenant will promptly return to Landlord all cards for the Building and Premises which are in Tenant’s possession.
7.	Aesthetics/Signage. Tenant will not attach any awnings, signs, displays or projections to the outside or inside walls or windows of the Building which are visible from outside the Premises without Landlord’s prior written approval, which may be withheld in Landlord’s sole discretion.
8.	Window Treatment. If Tenant desires to attach or hang any curtains, blinds, shades or screens to or in any window or door of the Premises, Tenant must obtain Landlord’s prior written approval. Tenant will not coat or sunscreen the interior or exterior of any windows without Landlord’s express written consent. Tenant will not place any objects on the windowsills that cause, in Landlord’s reasonable opinion, an aesthetically unacceptable appearance.
9.	Directory Boards. Landlord will make every reasonable effort to accommodate Tenant’s requirements for the Building directory boards. The cost of any changes to the directory board information identifying Tenant requested by Tenant subsequent to the initial installation of such information will be paid for by Tenant.
10.	Building Control. Landlord reserves the right to control and operate the Common Areas as well as facilities furnished for the common use of tenants in such manner, as Landlord deems best for the benefit of tenants generally. Landlord reserves the right to prevent access to the Building during an emergency by closing the doors or otherwise, for the safety of tenants and protection of the Building and property in the Building. All persons entering or leaving the Building between the hours of 6 p.m. and 7 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays, will comply with such off-hour regulations as Landlord may establish and modify from time to time.
11.	Engineering Consent. All plumbing, electrical and HVAC work for and in the Premises requires Landlord’s prior written consent to maintain the integrity of the Building’s electrical, plumbing and HVAC systems.
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12.	Building Staff. Tenant will only make requests of Building staff upon written, personal, or telephone notice at the management office for the Building. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
13.	HVAC Interference. Tenant will not place objects or other obstructions on the HVAC convectors or diffusers and will not permit any other interference with the HVAC system.
14.	Plumbing. Tenant will only use plumbing fixtures for the purpose for which they are constructed. Tenant will pay for all damages resulting from any misuse by Tenant of plumbing fixtures.
15.	Equipment Location. Landlord reserves the right to specify where Tenant’s business machines, mechanical equipment and heavy objects will be placed in the Premises in order to best absorb and prevent vibration, noise and annoyance to other tenants, and to prevent damage to the Building. Tenant will pay the cost of any required professional engineering certification or assistance.
16.	Animal and Plants. Tenant will not bring into, or keep about, the Premises any birds, animals (except “seeing-eye” service dogs), or organic Christmas décor of any kind.
17.	Cleaning Service. No tenant will cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness. Should Tenant’s actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses.
18.	No Debris. Tenant will not create or cause or any litter, graffiti or debris to or on the Building and Land. Landlord reserves the right to charge Tenant for the costs of any additional cleaning or maintenance to the Building and Land resulting from the actions of Tenant or its employees, guests, service providers or contractors.
19.	Proper Conduct. Tenant will conduct itself in a manner which is consistent with the character of the Building and will ensure that Tenant’s conduct will not impair the comfort or convenience of other tenants in the Building. Tenant will use reasonable care to prevent unnecessary noise and odors from emanating from the Premises. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant will make good all injuries sustained by Landlord and other tenants or occupants of the Building.
20.	When Premises Unoccupied. When the Premises are not occupied, Tenant will keep its doors locked and will ensure that that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant’s employees leave the Premises so as to prevent waste or damage. Tenant will be responsible for any damage or injury to persons or property resulting from Tenant’s failure to abide by this paragraph.
21.	Deliveries. Tenant will ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord. Such deliveries may not be made through any of the main entrances to the Building without Landlord’s prior permission. Tenant will use or cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person making deliveries to the Premises.
22.	Moving. Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and by movers or a moving company reasonably approved by Landlord. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person moving any such furniture, equipment or matter to or from the Premises.
23.	Solicitations. Canvassing, soliciting and peddling in the Building are prohibited and Tenant will cooperate in preventing the same.
24.	Food. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Building. Except as may be specified in the Lease or on construction drawings for the Premises approved by Landlord, and except for microwave cooking, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food.
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25.	Smoking. The smoking of cigarettes, cigars, pipes, etc. is STRICTLY PROHIBITED anywhere in the interior of the Building including the Premises. The ONLY designated smoking areas will be specifically designated by Landlord. STANDING ASH TRAYS WILL BE PROVIDED.
26.	Chemical Storage. All chemicals, paints or other similar materials must be stored either in a fire proof cabinet in compliance with all Laws, including all applicable fire codes, or in a location outside the Building. Nothing in this paragraph will permit Tenant to violate Section 5.2 the Lease.
27.	Storage Near Ceiling. Tenant may not store any materials within 18 inches (or any greater distance prescribed, from time to time, by Laws, including applicable fire codes) of the ceiling of the Premises.
28.	Employees, Agents and Invitees. In these Rules and Regulations, “Tenant” includes Tenant’s employees, agents, invitees, licensees and others permitted by Tenant to access, use or occupy the Premises.

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